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                                                                    EXHIBIT 99.1



          Agreement Regarding Disclosure of Long-Term Debt Instruments


     In reliance upon Item 601(b)(4)(111)(A), of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership") has not filed as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Partnership and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(111)(A), of Regulation S-K, the Partnership hereby agrees to furnish a copy of any such agreements to the Securities Exchange Commission upon request.


                                                  AIMCO PROPERTIES, L.P.

                                                  By: AIMCO-GP, Inc.
                                                      its General Partner

                                              By: /s/ PETER KOMPANIEZ
                                                  ----------------------------
                                                  Peter Kompaniez
                                                  President